United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2015

Date of Report (Date of earliest event reported)

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 310 Silver Spring, Maryland	20904-1643
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

___________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2015, the Board of Directors (“Board”) of PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), appointed Thomas Liquard to the Board to fill a vacancy created by the departure of certain members of the Board in October 2014. Mr. Liquard will be appointed to the Audit Committee of the Board and will serve as its Chairperson.

In connection with Mr. Liquard’s appointment to the Board, the Company entered into a letter agreement with Mr. Liquard pursuant to which the Company agreed to pay Mr. Liquard $9,000 in cash for each calendar quarter of service on the Board and agreed to issue a fully vested option to purchase 250,000 shares of common stock to Mr. Liquard at the fair market value on the date of grant. The Board of Directors approved the issuance of the option on April 27, 2015, and such option has an exercise price of $0.159 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter agreement between the Company and Thomas Liquard dated April 20, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015

PHARMACYTE BIOTECH, INC.

By: /s/ Kenneth L. Waggoner
Kenneth L. Waggoner
Chief Executive Officer

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